ADMINISTRATION AGREEMENT


         THIS AGREEMENT is made effective as of the close of business on June 15, 2007, by and between THE PIEDMONT INVESTMENT TRUST (the "Trust"), a Delaware business trust having its principal place of business at 120 Club Oaks Court, Suite 200, Winston Salem, North Carolina 27104, and ULTIMUS FUND SOLUTIONS, LLC ("Ultimus"), a limited liability company organized under the laws of the State of Ohio and having its principal place of business at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires that Ultimus provide certain administrative services for each series of the Trust, listed on Schedule A attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (individually referred to herein as the "Portfolio" and collectively as the "Portfolios"); and

         WHEREAS, Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1. RETENTION OF ULTIMUS.

      The Trust hereby retains Ultimus to act as the administrator of the Trust and to furnish the Trust with the services as set forth below. Ultimus hereby accepts such employment to perform such duties.

         Ultimus shall provide the Trust with regulatory reporting services; shall provide all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Trust; and shall provide such other services as the Trust may request that Ultimus perform consistent with its obligations under this Agreement. Without limiting the generality of the foregoing, Ultimus shall:

            (a) calculate Trust expenses and administer all disbursements for the Trust, and as appropriate compute the Trust's yields, total return, expense ratios and portfolio turnover rate;

            (b) prepare and coordinate, in consultation with Trust counsel, the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

            (c) prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Trust's shares with state securities authorities, monitor the sale of Trust shares for compliance with state securities laws, and file with the appropriate state securities authorities compliance filings as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

            (d) develop and prepare, with the assistance of the Trust's investment adviser, communications to shareholders, including the annual report to shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Trust shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

            (e)   administer  contracts  on  behalf  of the  Trust  with,  among
                  others,   the   Trust's   investment   adviser,   distributor,
                  custodian, transfer agent and fund accountant;

            (f) supervise the Trust's transfer agent with respect to the payment of dividends and other distributions to shareholders;

            (g) calculate performance data of the Trust for dissemination to information services covering the investment company industry;

            (h) file all of the Trust's tax returns, and prepare and mail annual Form 1099, Form W-2P and Form 5498 to appropriate shareholders, with a copy to the Internal Revenue Service;

            (i) assist with the layout and printing of prospectuses and supplements thereto, and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders;

            (j) provide individuals reasonably acceptable to the Trust's Trustees to serve as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;

            (k)   advise the Trust and its  Trustees on matters  concerning  the
                  Trust  and  its  affairs   including  making   recommendations
                  regarding dividends and distributions;

            (l) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Trustees;

            (m)   monitor  and  advise  the  Trust and its  Portfolios  on their
                  registered   investment  company  status  under  the  Internal
                  Revenue Code of 1986;

            (n) monitor and advise the Trust and its Portfolios on compliance with applicable limitations as imposed by the 1940 Act and the rules and regulations thereunder or set forth in the Trust's or any Portfolio's then current Prospectus or Statement of Additional Information;

            (o) provide such internal legal services as are requested by the Trust including, but not limited to, the coordination of meetings and preparation of materials for the quarterly and special meetings of the Trustees and meetings of the Trust's shareholders;

            (p) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to, the Trust's independent public accountants in connection with the preparation of any audit or report requested by the Trust;

            (q) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with any regulatory audit of the Trust or the investment adviser of the Trust;


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


            (r) perform all administrative services and functions of the Trust to the extent administrative services and functions are not provided to the Trust by other agents of the Trust;

            (s) prepare and file with the SEC the semi-annual report for the Trust on Form N-SAR, quarterly reports on Form N-Q, and all required notices pursuant to Rule 24f-2 under the 1940 Act; and

            (t) furnish advice and recommendations with respect to other aspects of the business and affairs of the Trust as the Trust and Ultimus shall determine desirable.

2. SUBCONTRACTING.

         Ultimus may, at its expense and, upon at least 60 days' advance written notice to the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Ultimus shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3. ALLOCATION OF CHARGES AND EXPENSES.

         Ultimus shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. Ultimus shall also pay all compensation, if any, of officers of the Trust who are affiliated persons of Ultimus.

         The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration and/or qualification of the shares under federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of Ultimus or the investment adviser to the Trust, insurance premiums, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Trust.

4. COMPENSATION OF ULTIMUS.

         For the services to be rendered, the facilities furnished and the expenses assumed by Ultimus pursuant to this Agreement, the Trust shall pay to Ultimus compensation at an annual rate specified in Schedule B attached hereto. Such compensation shall be calculated and accrued daily, and paid to Ultimus monthly. The Trust shall also reimburse Ultimus for its reasonable out-of-pocket expenses, including but not limited to the travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at Board meetings.

         If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Ultimus' compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Ultimus' compensation for the preceding month shall be made promptly.


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


5. EFFECTIVE DATE.

         This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

6. TERM OF THIS AGREEMENT.

         The term of this Agreement shall continue in effect, unless earlier terminated by either party hereto as provided hereunder, for an initial period of two years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

         This Agreement may be terminated without penalty: (i) by provision of sixty (60) days' written notice; (ii) by mutual agreement of the parties; or
(iii) for "cause" (as defined herein) upon the provision of thirty (30) days' advance written notice by the party alleging cause.

         For purposes of this Agreement, "cause" shall mean: (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party, (ii) a series of negligent acts or omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Trust, a serious failure to perform satisfactorily Ultimus' obligations hereunder; (iii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iv) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

         Notwithstanding the foregoing, after such termination for so long as Ultimus, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Ultimus and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Ultimus shall be entitled to collect from the Trust, in addition to the compensation described in Schedule B, the amount of all of Ultimus' cash disbursements for services in connection with Ultimus' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

7. STANDARD OF CARE.

         The duties of Ultimus shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Ultimus hereunder. Ultimus shall use its best efforts in the performance of its duties hereunder and act in good faith in performing the services provided for under this Agreement. Ultimus shall be liable for any damages arising directly or indirectly out of Ultimus' failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of Ultimus' willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Article 7, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)


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


         Without limiting the generality of the foregoing or any other provision of this Agreement, (i) Ultimus shall not be liable for losses beyond its reasonable control, provided that Ultimus has acted in accordance with the standard of care set forth above; and (ii) Ultimus shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes).

         Ultimus may apply to the Trust at any time for instructions and may consult with counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties hereunder, and Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants or other experts qualified to render such opinion.

8. INDEMNIFICATION.

         The Trust agrees to indemnify and hold harmless Ultimus from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of any action or omission to act which Ultimus takes
(i) at any request or on the direction of or in reliance on the reasonable advice of the Trust, (ii) upon any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth herein, in connection with the performance of its duties or obligations hereunder; provided, however that the Trust shall have no obligation to indemnify or reimburse Ultimus under this Article 8 to the extent that Ultimus is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

         Ultimus shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Ultimus' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 8, the term
"Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

9. INDEMNIFICATION OF THE TRUST.

         Ultimus agrees to indemnify and hold harmless the Trust from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of (i) any action or omission to act which the Trust takes at any request or on the direction of or in reliance on the reasonable advice of Ultimus, (ii) any action or omission to act which the Trust takes upon any instruction, notice or other instrument that the Trust reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of Ultimus (other than an employee or other affiliated person of the Trust who may otherwise be named as an authorized representative of Ultimus for certain purposes) or (iii) the breach by Ultimus of the terms of this Agreement.

      The Trust shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of acts by the Trust constituting willful misfeasance, bad faith or negligence. (As used in


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


this Article 9, the "Trust" shall include directors, officers, employees and other agents of the Trust as well as the Trust itself.)10.

10. RECORD RETENTION AND CONFIDENTIALITY.

           Ultimus shall keep and maintain on behalf of the Trust all books and records which the Trust and Ultimus is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Ultimus further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times. Ultimus agrees that all books, records, information, and data of the Trust maintained by Ultimus for the Trust or provided to Ultimus by the Trust related to the performance by Ultimus of its obligations under this Agreement is "confidential information" of the Trust and shall not be voluntarily disclosed by Ultimus to any other person, except that Ultimus may:

            (a) prepare or assist in the preparation of periodic and other reports required to be filed with the SEC or other regulatory bodies, or provided to shareholders;

            (b)   upon  prior   written   approval   from  the  Trust,   provide
                  information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

            (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld where Ultimus may be requested to divulge such information by duly-constituted authorities or court process and exposed to civil or criminal liability or proceedings for failure to release the information. In accordance with Section 248.1 of Regulation S-P (17 CFR 248.1 - 248.30) ("Reg S-P"), Ultimus will not directly, or indirectly through an affiliate, disclose any non-public personal information as defined in Reg S-P (which information is confidential information hereunder), received from the Trust to any person that is not affiliated with the Trust or with Ultimus and provided that any such information disclosed to an affiliate of Ultimus shall be under the same limitations on non-disclosure. Notwithstanding the foregoing, if Ultimus is requested or required to disclose any confidential information by duly-constituted authorities or court process Ultimus shall, unless prohibited by law, promptly notify the Trust of such request(s) so that the Trust may seek an appropriate protective order.

11. FORCE MAJEURE.

         Ultimus assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply; provided, however, that Ultimus shall be responsible, and shall be liable, for any damage, loss of data, delay or any other loss whatsoever resulting from Ultimus' failure to (i) adopt a Disaster Recovery Plan (as defined in Article 14 below); or (ii) implement and adhere to such Disaster Recovery Plan.

12. RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

         All records and other data except computer programs and procedures developed to perform services required to be provided by Ultimus are the exclusive property of the Trust and all such records


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


and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. Ultimus may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain Ultimus' files, records and documents created and maintained by Ultimus pursuant to this Agreement which are no longer needed by Ultimus in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by Ultimus for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

13. REPRESENTATIONS OF THE TRUST.

           The Trust certifies to Ultimus that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

14. REPRESENTATIONS OF ULTIMUS.

         Ultimus represents and warrants that: (1) it will maintain a disaster recovery plan and procedures including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services to be provided, and it will, at no additional expense to the Trust, take reasonable steps to minimize service interruptions (Ultimus shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided it maintains such plans and procedures); (2) this Agreement has been duly authorized by Ultimus and, when executed and delivered by Ultimus, will constitute a legal, valid and binding obligation of Ultimus, enforceable against Ultimus in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement; and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

15. INSURANCE.

           Ultimus shall furnish the Trust with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. Ultimus shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. Ultimus shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Ultimus under its insurance coverage.

16. INFORMATION TO BE FURNISHED BY THE TRUST.

            The Trust has furnished to Ultimus the following:

            (a) Copies of the Agreement and Declaration of Trust (the "Declaration of Trust") and of any amendments thereto, certified by the proper official of the state in which such document has been filed.


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


            (b)   Copies of the following documents:

                  (1)   The Trust's By-Laws and any amendments thereto; and
                  (2) Certified copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct Ultimus thereunder.

            (c) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters.

            (d)   Copies  of  the   Prospectus   and   Statement  of  Additional
                  Information for each Portfolio.

17. AMENDMENTS TO AGREEMENT.

         This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

         For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

18. COMPLIANCE WITH LAW.

         Except for the obligations of Ultimus otherwise set forth herein, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

19. NOTICES.

           Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to the Trust, at 120 Club Oaks Court, Winston Salem, North Carolina 27104, Attn: David M. Clark; and if to Ultimus, at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

20. ASSIGNMENT.

           This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.


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


21. GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

22. ARBITRATION.

         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Each party shall select a single arbitrator. The arbitrators selected by each party shall, within ten (10) days of their appointment, select a third neutral arbitrator. In the event that they are unable to select a third neutral arbitrator, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Each party hereby consents to Winston Salem, North Carolina as the place of arbitration, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

23. LIMITATION OF LIABILITY.

         Notice is hereby given that the Trust Instrument is executed on behalf of the Trustees and not individually and that the obligations of this Instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Portfolio, that Portfolio), and that Ultimus shall look only to the assets of the Trust, or the particular Portfolio, for the satisfaction of such obligations.

24. MULTIPLE ORIGINALS.

         This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                            THE PIEDMONT INVESTMENT TRUST


                            By: /s/ David M. Clark
                                ------------------------------------------------
                            Name: David M. Clark III
                            Title: President


                            ULTIMUS FUND SOLUTIONS, LLC


                            By: /s/ Robert G. Dorsey
                                ------------------------------------------------
                            Name: Robert G. Dorsey
                            Title: President

                                   SCHEDULE A

                     TO THE ADMINISTRATION AGREEMENT BETWEEN
                          THE PIEDMONT INVESTMENT TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC


                                 FUND PORTFOLIOS
                                 ----------------


                         The Piedmont Select Equity Fund
                      (fka The Piedmont Select Value Fund)

                                   SCHEDULE B

                     TO THE ADMINISTRATION AGREEMENT BETWEEN
                          THE PIEDMONT INVESTMENT TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC

                                      FEES
                                      ----

         Pursuant to Section 4 of this Agreement, in consideration of services rendered and expenses assumed pursuant to this Agreement, the Trust will pay Ultimus on the first business day after the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Portfolio as follows:

  ----------------------------------------- --------------------------------
          AVERAGE DAILY NET ASSETS                ADMINISTRATION FEE
  ----------------------------------------- --------------------------------
  Up to $50 million                                      .150%
  ----------------------------------------- --------------------------------
  $50 million to $100 million                            .125%
  ----------------------------------------- --------------------------------
  $100 million to $250 million                           .100%
  ----------------------------------------- --------------------------------
  $250 million to $500 million                           .075%
  ----------------------------------------- --------------------------------
  In excess of $500 million                              .050%
  ----------------------------------------- --------------------------------

The fee will be subject to a monthly minimum of $2,000 with respect to each Portfolio.


OUT-OF-POCKET EXPENSES:

         In addition to the above fees, the Trust will reimburse Ultimus for certain out-of-pocket expenses incurred on the Trust's behalf, including but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Trust or the Trust's investment adviser. The Trust will be responsible for its normal operating expenses, such as federal and state filing fees, insurance premiums, typesetting and printing of the Trust's public documents, and fees and expenses of the Trust's other vendors and providers.

CHIEF COMPLIANCE OFFICER:

         The terms of this Agreement do not provide for Ultimus to furnish an individual to serve as the Trust's Chief Compliance Officer.